UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2006
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-100717 (Commission File Number)	81-0557245 (IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO (Address of principal executive offices)	80634 (Zip Code)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 19, 2006, Swift Foods Company, the indirect parent of the registrant, entered into a Third Amendment to Executive Employment Agreement (the “Employment Agreement”) with Dennis Henley, the Chief Operating Officer of Swift Foods Company and its subsidiaries. Under the terms of the Employment Agreement, Mr. Henley will continue to serve as chief operating officer of Swift Foods Company until September 18, 2007. After that date, Mr. Henley will transition to a consultant and advisor to Swift Foods Company’s chief executive officer through September 19, 2010. As provided in the Employment Agreement, Mr. Henley will receive (i) his current annual base salary until September 18, 2008 and will be eligible to receive his full annual bonus for the 2008 fiscal year and (ii) $300,000 as an annual base salary for the period beginning September 19, 2008 through September 19, 2010.
          The foregoing summary of the employment agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference. A copy of the press release issued by Swift & Company regarding the above is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Executive Employment Agreement, dated September 19, 2006 between Swift Foods Company and Dennis Henley.

99.1	Press release, dated September 22, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.

	By:	/s/ William G. Trupkiewicz

	Name:	William G. Trupkiewicz
	Title:	Senior Vice President, Corporate Controller,
Chief Accounting Officer and Acting Chief Financial Officer

Date: September 22, 2006